                                                                   EXHIBIT 10.19

                      DIRECTORS' FEES FOR OUTSIDE DIRECTORS

                           EFFECTIVE FEBRUARY 14, 2005

For purposes hereof, "outside" directors means directors not employed by the Company, Capital C Energy Operations, LP or Riverstone Holdings LLC. As of February 14, 2005, Morris B. "Sam" Smith was the only outside director of the Company.

$40,000           Annual Retainer Fee - paid quarterly
$5,000                  Audit Committee Chair - retainer - paid annually
$2,000                  Per Board Meeting
$1,000                  Per Committee Meeting

Directors will be reimbursed for out-of-pocket expenses such as airfare, meals, hotels and expenses incurred in connection with their role as Directors.